SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        ---------------------------------

        Date of Report (Date of earliest event reported): August 20, 1996

                      UNION TEXAS PETROLEUM HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)



Delaware                        1-9019                      76-0040040
(State or other              (Commission                 (I.R.S. Employer
 jurisdiction                 File Number)                Identification No.)
 of incorporation)


1330 Post Oak Boulevard, Houston, Texas                              77056
(Address of principal executive offices)                          (Zip Code)


         Registrant's telephone number, including area code (713) 623-6544




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Item 5.   OTHER EVENTS.

          Press Releases. The information set forth in the press release of the registrant dated July 24, 1996, which is filed as an exhibit hereto, is incorporated herein by reference.

          Voluntary Retirement Program. From September 1 through October 1, 1996, Union Texas Petroleum Holdings, Inc. and its subsidiaries (the "Company") are offering a Voluntary Retirement Program to 77 of its 1,100 employees who are either nearing retirement eligibility or are already eligible, providing such employees the opportunity to retire with enhanced benefits. This program is being offered to Houston-based employees who, as of October 31, 1996, are salary grade 14 or below, are at least age 48, have five or more years of service, and are either already eligible for retirement or are within three years of retirement eligibility. The program is not being offered to the Company's officers and senior level employees. The actual cost of the program will be included as a charge to the Company's 1996 third quarter earnings. The Company does not believe that such charge will have a material impact on its full year earnings. There are no plans to follow this program with an involuntary termination program. The Company will continue to examine manpower needs in the future and make adjustments as necessary.

          Stock Repurchase Program. On April 27, 1994, the Company's Board of Directors authorized the repurchase of up to 2,000,000 shares of the Company's common stock and pursuant thereto, the Company has repurchased 1,601,236 shares as of August 16, 1996. Of this total, 655,000 shares have been repurchased since July 1, 1996. For more information, see the Company's previously filed public reports.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

                  (c) Exhibit:


Exhibit
Number            Description
- ------            -----------
99.1              Press release dated July 24, 1996



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    UNION TEXAS PETROLEUM
                                        HOLDINGS, INC.


                                    By: /s/ Alan R. Crain, Jr.
                                    Alan R. Crain, Jr.
                                    Vice President and General Counsel


Date: August 20, 1996



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                                INDEX TO EXHIBITS



Exhibit
Number            Description
- ------            -----------
99.1              Press release dated July 24, 1996